Exhibit 99.1

Relmada Therapeutics Strengthens Board of Directors with Appointments of Life Sciences Industry Veterans, Eric Schmidt, Ph.D., and John Glasspool

NEW YORK, December 20, 2019 - Relmada Therapeutics, Inc. (Nasdaq: RLMD), a clinical-stage company developing novel therapies for the treatment of central nervous system (CNS) diseases, today announced the appointments of life sciences industry veterans, Eric Schmidt, Ph.D., and John Glasspool, to the Company’s Board of Directors, effective December 19, 2019. Dr. Schmidt is currently Chief Financial Officer of Allogene Therapeutics and previously was as a leading Wall Street biotechnology industry analyst for over 20 years. Mr. Glasspool is currently the Chief Executive Officer of Anthos Therapeutics and previously served in multiple senior leadership positions at Novartis and Baxalta.

“We are extremely pleased to welcome Eric and John, both with distinguished careers in the life sciences industry, to our Board,” said Sergio Traversa, CEO of Relmada. “Eric brings significant biotech-related financial expertise amassed through his experience as a highly-respected Wall Street biotechnology analyst. John served in increasingly senior leadership roles in various functional areas of corporate management, including commercial operations and corporate strategy, at large life sciences companies. We look forward to their valuable contributions as we continue to advance our lead product candidate, REL-1017 (dextromethadone) as an adjunctive treatment in patients with major depression, for which we recently announced positive top-line results in a Phase 2 study.”

Prior to joining Allogene, Dr. Schmidt was Managing Director and Senior Biotechnology Analyst at Cowen and Company. During his two decades there, he was a highly trusted industry analyst whose work was recognized in polls conducted by Alpha Magazine, Institutional Investor, Reuters and The Wall Street Journal. Prior to joining Cowen in 1998, Dr. Schmidt was a Vice President and Research Analyst covering the biotechnology sector for UBS Securities. Before joining UBS, he co-founded Cambridge Biological Consultants, a scientific consulting and research firm. Dr. Schmidt holds a B.A. in chemistry from the University of Pennsylvania and a Ph.D. in biochemistry from the Massachusetts Institute of Technology, where he serves on the Visiting Committee for the Department of Biology.

In addition to his role as CEO of Anthos, Mr. Glasspool is a member of the Board of Directors of Dalcor Corporation. He was formerly the Executive Vice President, Head of Corporate Strategy and Customer Operations, at Baxalta Incorporated, formerly Baxter BioScience. Prior to joining Baxter in August 2012, Mr. Glasspool held positions of increasing responsibility and scope, including Head of Neuroscience Franchise and Head Region Europe – Vaccines & Diagnostics, at Novartis for over 10 years. Earlier in his career, Mr. Glasspool served as Director of Strategic Marketing at Johnson and Johnson.

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded biotechnology company developing novel medicines to address areas of high unmet medical need in the treatment of central nervous system (CNS) diseases. Relmada’s lead program, dextromethadone (REL-1017), is an N-methyl-D-aspartate (NMDA) receptor antagonist in development for the treatment of depression. NMDA receptor antagonists may have utility in the treatment of a range of psychiatric and neurological disorders associated with a variety of cognitive, neurological and behavioral symptoms.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. This press release contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the expected use of the proceeds from the offering. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described under the heading “Risk Factors” set forth in the Company’s reports filed with the SEC from time to time. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be considered to be a complete list.

Investor Contact
Brian Ritchie
LifeSci Advisors
212-915-2578
BRitchie@LifeSciAdvisors.com